UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2004

IMPCO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

001-15143	Delaware	91-1039211
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

16804 Gridley Place

Cerritos, California 90703

(Address of principal executive offices) (Zip Code)

(562) 860-6666

(Registrant’s telephone number, including area code)

FORM 8-K

IMPCO TECHNOLOGIES, INC.

Cerritos, California

July 16, 2004

Item 4. Change in Registrant’s Certifying Accountant

On July 9, 2004, Ernst & Young LLP notified the Company’s management of its intention to resign as the Company’s independent accountants.

Prior to learning of Ernst & Young LLP’s intention to withdraw, at its regularly scheduled meeting on June 28, 2004, the Company’s audit committee had approved the dismissal of Ernst & Young LLP contingent upon the selection and engagement of a qualified independent auditor. On July 16, 2004, the Company formally engaged BDO Seidman, LLP.

Ernst & Young LLP’s reports on the financial statements for the years ended December 31, 2002 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and the subsequent interim period through the date of this report, the Company did not have any disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years or the subsequent interim period through the date of this report.

The Company has provided Ernst & Young LLP with a copy of the foregoing disclosure and requested that Ernst & Young LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP concurs with the statements made herein and, if not, stating the respects in which Ernst & Young LLP does not agree. A copy of such letter is filed herewith as Exhibit 16.1.

During the two most recent fiscal years and the subsequent interim period through the date of this report, the Company did not consult with or receive written or oral advice from BDO Seidman, LLP regarding any matter described in Item 304(a)(2)(i) or (ii).

Item 7. Financial Statements and Exhibits

16.1	Letter from Ernst & Young LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPCO TECHNOLOGIES, INC.

Date:	July 16, 2004	By:	/s/ Nickolai A. Gerde
Nickolai A. Gerde Chief Financial Officer and Treasurer

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